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                              EXHIBIT 23.1.2



                       INDEPENDENT AUDITORS' CONSENT
                             DELOITTE & TOUCHE



     We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 33-80443 of Willowbridge Strategic Trust of our report dated October 14, 1996, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to "various independent accountants" under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP


/s/ Deloitte & Touche LLP
New York, New York
March 25, 1997